Exhibit 5.1

January 29, 2026

DeFi Development Corp.

6401 Congress Avenue, Suite 250

Boca Raton, FL 33487

Re:	Registration Statement on Form S-8 of Shares of Common Stock, par value $0.00001 per share, of DeFi Development Corp.

Ladies and Gentlemen:

We have acted as counsel to DeFi Development Corp. (the “Company”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), which the Company is filing with the Securities and Exchange Commission (the “Commission”) with respect to the registration of an aggregate of 2,796,248 shares of Common Stock, par value $0.00001 per share, of the Company (the “Common Stock”), of which (i) 2,396,784 shares of Common Stock may be issued under the Defi Development Corp (Formerly Janover Inc.) 2023 Equity Incentive Plan, as amended and restated (the “2023 Plan,” and such shares, the “2023 Plan Shares”), and (ii) 399,464 shares of Common Stock may be issued under the DeFi Development Corp. 2025 Employee Stock Purchase Plan (the “2025 ESPP” and the shares issuable thereunder, the “ESPP Shares,” and such shares collectively with the 2023 Plan Shares, the “Shares”).

We have examined the Registration Statement and such documents and records of the Company as we have deemed necessary for the purposes of this opinion. In giving this opinion, we are assuming the authenticity of all instruments presented to us as originals, the conformity with originals of all instruments presented to us as copies and the genuineness of all signatures.

Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the 2023 Plan or 2025 ESPP, as applicable (each, the “Plan”), upon the registration by its registrar of such Shares and the issuance thereof by the Company in accordance with the terms of the applicable Plan, and the receipt of consideration therefor in accordance with the terms of such Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Perkins Coie LLP